Exhibit 99.1

NEWS RELEASE

Contact:	William J. Small Chairman, President and CEO (419) 782-5015 bsmall@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. REPORTS $5.4 MILLION OF NET INCOME FOR THE 2012 THIRD QUARTER, UP 34% FROM THIRD QUARTER 2011

•	Net Income of $5.4 million for 2012 third quarter, up from $4.1 million in the third quarter of 2011
•	Diluted earnings per share for the 2012 third quarter of $0.54 up from $0.36 in the third quarter of 2011
•	Provision for Loan Losses of $705,000, down from $3.1 million in the third quarter of 2011
•	Net Interest Margin of 3.80%, down from 3.89% for the third quarter of 2011

DEFIANCE, OHIO (Oct 22, 2012) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for its third quarter ended September 30, 2012 totaled $5.4 million, or $0.54 per diluted common share, compared to $4.1 million or $0.36 per diluted common share for the same period in 2011.

“We are extremely pleased with the earnings results this quarter, not just with the strong bottom line number, but with the overall quality behind the earnings. The third quarter highlight was the substantial reduction in the level of provision of loan loss, which helped drive our earnings growth for the quarter,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “We are also pleased that we continued to see loan growth during the quarter, as well as improvement in our linked quarter margin.”

Credit Quality

The third quarter results include expense for provision for loan losses of $705,000, compared with $3.1 million for the same period in 2011 and $4.1 million in the second quarter of 2012.

Non-performing loans totaled $42.1 million at September 30, 2012, a decrease of $3.2 million or 7% from $45.3 million at June 30, 2012. The September 30, 2012 balance included $37.8 million of loans that are on non-accrual and another $4.3 million of loans that are still accruing, but are considered non-performing because of changes in terms granted to borrowers. In addition, First Defiance had $2.8 million of real estate owned at September 30, 2012 which is down from $5.8 million at September 30, 2011. For the third quarter of 2012, First Defiance recorded net charge-offs of $804,000, which when annualized, represented 0.22% of average loans outstanding at September 30, 2012, down from the second quarter of 2012 level of 1.78%. The allowance for loan loss as a percentage of total loans decreased to 1.74% at September 30, 2012 from 2.24% and 2.61% at December 31, 2011 and September 30, 2011, respectively.

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“We saw a substantial decline in the level of charge offs during the quarter reaching the lowest levels since before the economic downturn. We have also made continued improvement in our levels of non-performing assets,” Small said. “We believe we are at a point where declines in property values have materially slowed and has led to a more stable loan portfolio valuation.”

Net Interest Margin down from 2011 Third Quarter

Net interest income was $17.2 million in the third quarter of 2012 compared to $17.6 million for the same period in 2011. Net interest margin was 3.80% for the third quarter of 2012 compared to 3.75% in the second quarter of 2012 and 3.89% in the third quarter of 2011. The cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 24 basis points, to 0.66% from 0.90% for the third quarter of 2011, but this was offset by a decline in the yield on interest earning assets of 32 basis points, to 4.44% for the third quarter of 2012 from 4.76% for the 2011 third quarter.

“The challenges on the net interest margin in this low rate environment persist and will continue as competitive pressures increase,” said Small. “We are very pleased that we were able to maintain our overall consistent asset yield compared with the second quarter of 2012.”

Non-Interest Income

First Defiance’s non-interest income for the third quarter of 2012 was $7.8 million compared with $6.9 million for the same period in 2011. Service fees and other charges were $2.8 million for the third quarter of 2012, compared with $3.1 million in the third quarter of 2011. Non-sufficient funds income was $1.1 million in the third quarter of 2012, down $379,000 from the third quarter of 2011. Other non-interest income increased to $316,000 in the third quarter of 2012 from a loss of $34,000 for the same period of 2011. This was the result of an increase of $75,000 in the value of the assets of the deferred compensation plan in the third quarter of 2012, compared to a decrease in those assets of $285,000 for the same period in 2011. Mortgage banking income increased to $2.2 million for the third quarter of 2012 from $1.4 million in the third quarter of 2011. Gains from the sale of mortgage loans increased in the third quarter of 2012 to $2.9 million from $2.1 million in the third quarter of 2011. Mortgage loan servicing revenue was down slightly at $824,000 in the third quarter of 2012 compared with $852,000 in the third quarter of 2011.

The third quarter of 2012 saw a continuation of the low interest rate environment which led to a negative adjustment to previously recorded mortgage servicing rights (“MSR”) impairment. First Defiance had a negative change in the valuation adjustment in mortgage servicing assets of $600,000 in the third quarter of 2012, compared with a negative valuation adjustment of $1,072,000 in the third quarter of 2011. The negative MSR valuation adjustment is a reflection of the decrease in the fair value of certain sectors of the Company’s portfolio of MSRs for this period. The interest rate environment that gives rise to increased mortgage origination activity also typically causes increases in MSR amortization and impairment, creating a natural hedge in the mortgage banking line of business.

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“We have been able to steadily increase our mortgage banking income which drove the year over year improvement in our non-interest income,” said Small.

Non-Interest Expenses

Total non-interest expense was $16.5 million for the third quarter of 2012, compared with $15.5 million in the third quarter of 2011.

Compensation and benefits expense increased $72,000 to $8.2 million, compared to the third quarter of 2011 and $8.0 million in the second quarter of 2012. Other non-interest expense increased to $3.2 million in the third quarter of 2012 from $2.7 million for the third quarter of 2011. The other non-interest expense increase is mainly attributable to the $107,000 increase in the value of the liabilities of the deferred compensation plan for the third quarter of 2012 compared to a decrease in those liabilities of $283,000 for the same period of 2011. Credit, collection and real estate owned costs were $456,000 for the third quarter of 2012 compared to $573,000 in the same period of 2011 and secondary market buy-back losses were $115,000 in the third quarter of 2012 compared to $99,000 in the same period of 2011.

“These continue to be very challenging economic times which are compounded by the distraction of the elections,” said Small. “While the earnings for the quarter were positively impacted by lower provision expense and stronger mortgage banking income, we are not losing focus on our base operating strategy and core results. We continue to concentrate on improvement in asset quality which will result in lower credit costs as well as to focus on ways to become more efficient in our delivery of quality products and services.”

Year-To-Date Results

Net income for the first nine months of 2012 totaled $13.5 million, or $1.29 per diluted common share, compared to $11.5 million or $1.06 per diluted common share for the same period in 2011. The YTD EPS results include the positive impact of $.06 per diluted share relating to the redemption of the TARP preferred shares.

For the nine month period ended September 30, 2012, net interest income totaled $51.6 million, compared with $52.4 million in the first nine months of 2011. Average interest-earning assets increased to $1.878 billion for the first nine months of 2012, compared to $1.844 billion for the first nine months of 2011. Net interest margin for the first nine months of 2012 was 3.78%, down 11 basis points from the 3.89% margin reported in the nine month period ended September 30, 2011.

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The provision for loan losses for the first nine months of 2012 was $8.3 million, flat with the same period in 2011.

Non-interest income for the first nine months of 2012 was $24.2 million, compared to $19.6 million during the same period of 2011. Service fees and other charges were $8.1 million for the first nine months of 2012, down $287,000 compared to the first nine months of 2011. Mortgage banking income increased to $6.9 million in the first nine months of 2012, compared with $4.5 million in the first nine months of 2011. Insurance and investment sales revenues increased to $6.7 million for the first nine months of 2012, compared with $5.1 million during the first nine months of 2011. Non-interest income for the first nine months of 2012 included $528,000 of gain on the sale of securities compared with $49,000 in the first nine months of 2011.

Non-interest expense increased to $48.2 million for the first nine months of 2012 from $47.2 million in the first nine months of 2011. Compensation and benefits expense increased $1.3 million in the first nine months of 2012 compared to the first nine months of 2011 mainly resulting from the insurance acquisition in July 2011 which added $1.2 million in compensation and benefits expense in the first nine months of 2012 compared to $415,000 for the same period in 2011. Credit, collection and real estate owned costs have decreased $766,000 in the first nine months of 2012 from the first nine months of 2011 and secondary market buy-back losses have declined $201,000 in the first nine months of 2012 from the first nine months of 2011.

Total Assets at $2.06 Billion

Total assets at September 30, 2012 were $2.06 billion, compared to $2.07 billion at December 31, 2011 and $2.06 billion at September 30, 2011. Net loans receivable (excluding loans held for sale) were $1.49 billion at September 30, 2012, compared to $1.45 billion at December 31, 2011 and $1.42 billion at September 30, 2011. Total cash and cash equivalents were $92.4 million at September 30, 2012, compared with $174.9 million at December 31, 2011 and $190.2 million at September 30, 2011. Also at September 30, 2012, goodwill and other intangible assets totaled $66.6 million, compared to $67.7 million at December 31, 2011 and $68.1 million at September 30, 2011.

Total deposits at September 30, 2012 were $1.61 billion compared with $1.60 billion at December 31, 2011 and $1.59 billion at September 30, 2011. Non-interest bearing deposits at September 30, 2012 were $271.3 million, compared to $245.9 million at December 31, 2011 and $239.6 million at September 30, 2011. Total stockholders’ equity was $255.1 million at September 30, 2012, compared to $278.1 million at December 31, 2011 and $275.1 million at the September 30, 2011.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EST) on Tuesday, Oct 23, 2012 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-317-6789. A live webcast may be accessed at http://services.choruscall.com/links/fdef121023.html

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Audio replay of the Internet Web cast will be available at www.fdef.com until October 23, 2013 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 offices and 42 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance Group specializes in property and casualty and group health and life insurance, with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2011. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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Consolidated Balance Sheets
First Defiance Financial Corp.

	(Unaudited)		(Unaudited)
	September 30,	December 31,	September 30,
(in thousands)	2012	2011	2011

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$32,406	$31,931	$30,234
Interest-bearing deposits	60,000	143,000	160,000
	92,406	174,931	190,234
Securities
Available-for sale, carried at fair value	269,098	232,919	232,628
Held-to-maturity, carried at amortized cost	585	661	736
	269,683	233,580	233,364

Loans	1,512,132	1,487,076	1,460,514
Allowance for loan losses	(26,310)	(33,254)	(38,110)
Loans, net	1,485,822	1,453,822	1,422,404
Loans held for sale	12,201	13,841	12,951
Mortgage servicing rights	7,752	8,690	8,660
Accrued interest receivable	6,819	6,142	6,654
Federal Home Loan Bank stock	20,655	20,655	20,655
Bank Owned Life Insurance	41,591	35,908	35,682
Office properties and equipment	40,324	40,045	40,428
Real estate and other assets held for sale	2,843	3,628	5,805
Goodwill	61,525	61,525	61,568
Core deposit and other intangibles	5,083	6,151	6,499
Deferred taxes	-	629	2,988
Other assets	8,968	8,643	10,465
Total Assets	$2,055,672	$2,068,190	$2,058,357

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$271,305	$245,927	$239,594
Interest-bearing deposits	1,338,045	1,350,314	1,350,386
Total deposits	1,609,350	1,596,241	1,589,980
Advances from Federal Home Loan Bank	81,807	81,841	81,852
Notes payable and other interest-bearing liabilities	51,991	60,386	55,477
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	971	1,402	897
Deferred taxes	1,479	-	-
Other liabilities	18,855	14,110	18,950
Total liabilities	1,800,536	1,790,063	1,783,239
Stockholders’ Equity
Preferred stock, net of discount	-	36,641	36,594
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	136,138	135,825	135,763
Accumulated other comprehensive income	5,863	3,997	4,179
Retained earnings	159,433	148,010	144,937
Treasury stock, at cost	(47,303)	(47,351)	(47,360)
Total stockholders’ equity	255,136	278,127	275,118
Total Liabilities and Stockholders’ Equity	$2,055,672	$2,068,190	$2,058,357

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Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Interest Income:
Loans	$18,000	$19,488	$54,847	$59,553
Investment securities	1,842	1,865	5,619	5,231
Interest-bearing deposits	43	110	249	351
FHLB stock dividends	213	203	656	662
Total interest income	20,098	21,666	61,371	65,797
Interest Expense:
Deposits	1,909	2,791	6,394	9,648
FHLB advances and other	759	768	2,260	2,442
Subordinated debentures	172	333	813	945
Notes Payable	83	127	284	397
Total interest expense	2,923	4,019	9,751	13,432
Net interest income	17,175	17,647	51,620	52,365
Provision for loan losses	705	3,097	8,306	8,335
Net interest income after provision for loan losses	16,470	14,550	43,314	44,030
Non-interest Income:
Service fees and other charges	2,790	3,071	8,148	8,435
Mortgage banking income	2,220	1,355	6,924	4,549
Gain on sale of non-mortgage loans	8	52	50	351
Gain on sale of securities	103	-	528	49
Impairment on securities	-	-	-	(2)
Insurance and investment sales commissions	1,952	2,042	6,679	5,146
Trust income	147	143	470	465
Income from Bank Owned Life Insurance	244	228	683	703
Other non-interest income	316	(34)	712	(56)
Total Non-interest Income	7,780	6,857	24,194	19,640
Non-interest Expense:
Compensation and benefits	8,245	8,173	24,760	23,458
Occupancy	2,170	1,779	5,718	5,423
FDIC insurance premium	691	674	2,031	2,264
State franchise tax	623	541	1,649	1,625
Data processing	1,140	1,077	3,477	3,117
Acquisition related charges	-	99	-	234
Amortization of intangibles	344	386	1,068	1,051
Other non-interest expense	3,237	2,733	9,538	10,003
Total Non-interest Expense	16,450	15,462	48,241	47,175
Income before income taxes	7,800	5,945	19,267	16,495
Income taxes	2,366	1,884	5,759	5,024
Net Income	$5,434	$4,061	$13,508	$11,471

Dividends Accrued on Preferred Shares	(3)	(463)	(900)	(1,388)
Accretion on Preferred Shares	(8)	(45)	(359)	(132)
Redemption of Preferred Shares	0	0	642	0

Net Income Applicable to Common Shares	$5,423	$3,553	$12,891	$9,951

Earnings per common share:
Basic	$0.56	$0.37	$1.33	$1.08
Diluted	$0.54	$0.36	$1.29	$1.06

Average Shares Outstanding:
Basic	9,729	9,725	9,728	9,248
Diluted	10,000	9,895	9,993	9,417

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Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(dollars in thousands, except per share data)	2012	2011	%change	2012	2011	%change
Summary of Operations

Tax-equivalent interest income (1)	$20,525	$22,052	(6.9)%	$62,605	$66,881	(6.4)%
Interest expense	2,923	4,019	(27.3)	9,751	13,432	(27.4)
Tax-equivalent net interest income (1)	17,602	18,033	(2.4)	52,854	53,449	(1.1)
Provision for loan losses	705	3,097	(77.2)	8,306	8,335	(0.3)
Tax-equivalent NII after provision for loan loss (1)	16,897	14,936	13.1	44,548	45,114	(1.3)
Investment Securities gains	103	-	NM	528	49	NM
Impairment losses on securities	-	-	-	-	(2)	(100.0)
Non-interest income (excluding securities gains/losses)	7,677	6,857	12.0	23,666	19,593	20.8
Non-interest expense	16,450	15,462	6.4	48,241	47,175	2.3
Income taxes	2,366	1,884	25.6	5,759	5,024	14.6
Net Income	5,434	4,061	33.8	13,508	11,471	17.8
Dividends Declared on Preferred Shares	(3)	(463)	(99.4)	(900)	(1,388)	(35.2)
Accretion on Preferred Shares	(8)	(45)	(82.2)	(359)	(132)	172.0
Net Income Applicable to Common Shares	5,423	3,553	52.6	12,891	9,951	29.5
Tax equivalent adjustment (1)	427	386	10.6	1,234	1,084	13.8
At Period End
Assets	2,055,672	2,058,357	(0.1)
Earning assets	1,874,671	1,887,484	(0.7)
Loans	1,512,132	1,460,514	3.5
Allowance for loan losses	26,310	38,110	(31.0)
Deposits	1,609,350	1,589,980	1.2
Stockholders’ equity	255,136	275,118	(7.3)
Average Balances
Assets	2,047,139	2,056,111	(0.4)	2,076,772	2,055,199	1.0
Earning assets	1,849,715	1,843,881	0.3	1,878,032	1,843,811	1.9
Deposits and interest-bearing liabilities	1,774,312	1,762,663	0.7	1,785,353	1,777,696	0.4
Loans	1,481,995	1,419,987	4.4	1,467,038	1,436,505	2.1
Deposits	1,605,749	1,583,173	1.4	1,615,039	1,588,526	1.7
Stockholders’ equity	251,592	271,736	(7.4)	270,824	259,935	4.2
Stockholders’ equity / assets	12.29%	13.22%	(7.0)	13.04%	12.65%	3.1
Per Common Share Data
Net Income
Basic	$0.56	$0.37	51.4	$1.33	$1.08	23.1
Diluted	0.54	0.36	50.0	1.29	1.06	21.7
Dividends	0.05	-	NM	0.15	-	NM
Market Value:
High	$18.06	$15.51	16.4	$18.06	$15.51	16.4
Low	15.80	12.60	25.4	14.41	11.89	21.2
Close	17.26	13.14	31.4	17.26	13.14	31.4
Common Book Value	26.13	24.43	7.0	26.13	24.43	7.0
Tangible Common Book Value	19.29	17.44	10.6	19.29	17.44	10.6
Shares outstanding, end of period (000)	9,729	9,726	0.0	9,729	9,726	0.0
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.80%	3.89%	(2.2)	3.78%	3.89%	(3.0)
Return on average assets	1.06%	0.78%	34.8	0.87%	0.75%	16.4
Return on average equity	8.59%	5.93%	44.9	6.66%	5.90%	12.9
Efficiency ratio (2)	65.07%	62.12%	4.8	63.04%	64.59%	(2.4)
Effective tax rate	30.33%	31.69%	(4.3)	29.89%	30.46%	(1.9)
Dividend payout ratio (basic)	8.93%	0.00%	NM	7.52%	0.00%	NM

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM Percentage change not meaningful

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Income from Mortgage Banking (Unaudited)

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2012	2011	2012	2011

Gain from sale of mortgage loans	$2,888	$2,128	$7,890	$3,954
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	824	852	2,499	2,529
Amortization of mortgage servicing rights	(892)	(553)	(2,610)	(1,349)
Mortgage servicing rights valuation adjustments	(600)	(1,072)	(855)	(585)
	(668)	(773)	(966)	595
Total revenue from sale and servicing of mortgage loans	$2,220	$1,355	$6,924	$4,549

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended September 30,
	(dollars in thousands)
	2012			2011
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,481,995	$18,024	4.84%	$1,419,987	$19,519	5.45%
Securities	274,327	2,245	3.37%	220,040	2,220	4.10%
Interest Bearing Deposits	72,738	43	0.24%	183,199	110	0.24%
FHLB stock	20,655	213	4.10%	20,655	203	3.90%
Total interest-earning assets	1,849,715	20,525	4.44%	1,843,881	22,052	4.76%
Non-interest-earning assets	197,424			212,230
Total assets	$2,047,139			$2,056,111
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,339,333	$1,909	0.57%	$1,353,009	$2,791	0.82%
FHLB advances and other	81,812	759	3.69%	88,146	768	3.46%
Other Borrowings	50,610	83	0.65%	55,149	127	0.91%
Subordinated debentures	36,141	172	1.89%	36,195	333	3.65%
Total interest-bearing liabilities	1,507,896	2,923	0.77%	1,532,499	4,019	1.04%
Non-interest bearing deposits	266,416	-	-	230,164	-	-
Total including non-interest-bearing demand deposits	1,774,312	2,923	0.66%	1,762,663	4,019	0.90%
Other non-interest-bearing liabilities	21,235			21,712
Total liabilities	1,795,547			1,784,375
Stockholders' equity	251,592			271,736
Total liabilities and stockholders' equity	$2,047,139			$2,056,111
Net interest income; interest rate spread		$17,602	3.67%		$18,033	3.72%
Net interest margin (3)			3.80%			3.89%
Average interest-earning assets to average interest bearing liabilities			123%			120%

	Nine Months Ended September 30,
	2012			2011
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$1,467,038	$54,925	5.00%	$1,436,505	$59,650	5.57%
Securities	261,628	6,775	3.58%	195,640	6,218	4.33%
Interest Bearing Deposits	128,711	249	0.26%	190,776	351	0.25%
FHLB stock	20,655	656	4.24%	20,890	662	4.25%
Total interest-earning assets	1,878,032	62,605	4.45%	1,843,811	66,881	4.86%
Non-interest-earning assets	198,740			211,388
Total assets	$2,076,772			$2,055,199
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,357,499	$6,394	0.63%	$1,362,239	$9,648	0.95%
FHLB advances and other	81,823	2,260	3.69%	97,610	2,442	3.35%
Other Borrowings	52,312	284	0.73%	55,341	397	0.96%
Subordinated debentures	36,179	813	3.00%	36,219	945	3.50%
Total interest-bearing liabilities	1,527,813	9,751	0.85%	1,551,409	13,432	1.16%
Non-interest bearing deposits	257,540	-	-	226,287	-	-
Total including non-interest-bearing demand deposits	1,785,353	9,751	0.73%	1,777,696	13,432	1.01%
Other non-interest-bearing liabilities	20,595			17,568
Total liabilities	1,805,948			1,795,264
Stockholders' equity	270,824			259,935
Total liabilities and stockholders' equity	$2,076,772			$2,055,199
Net interest income; interest rate spread		$52,854	3.60%		$53,449	3.70%
Net interest margin (3)			3.78%			3.89%
Average interest-earning assets to average interest bearing liabilities			123%			119%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2012	2nd Qtr 2012	1st Qtr 2012	4th Qtr 2011	3rd Qtr 2011
Summary of Operations
Tax-equivalent interest income (1)	$20,525	$20,935	$21,144	$21,665	$22,052
Interest expense	2,923	3,273	3,555	3,754	4,019
Tax-equivalent net interest income (1)	17,602	17,662	17,589	17,911	18,033
Provision for loan losses	705	4,097	3,503	4,099	3,097
Tax-equivalent NII after provision for loan losses (1)	16,897	13,565	14,086	13,812	14,936
Investment securities gains, including impairment	103	382	43	169	-
Non-interest income (excluding securities gains/losses)	7,677	7,612	8,376	7,707	6,857
Non-interest expense	16,450	15,532	16,259	15,589	15,462
Income taxes	2,366	1,690	1,703	1,640	1,884
Net income	5,434	3,921	4,153	4,064	4,061
Dividends Declared on Preferred Shares	(3)	(435)	(462)	(462)	(463)
Accretion on Preferred Shares	(8)	(305)	(46)	(46)	(45)
Net Income Applicable to Common Shares	5,423	3,823	3,645	3,556	3,553
Tax equivalent adjustment (1)	427	416	390	395	386
At Period End
Total assets	$2,055,672	$2,067,616	$2,142,264	$2,068,190	$2,058,357
Earning assets	1,874,671	1,885,846	1,966,419	1,898,152	1,887,484
Loans	1,512,132	1,500,637	1,473,955	1,487,076	1,460,514
Allowance for loan losses	26,310	26,409	28,833	33,254	38,110
Deposits	1,609,350	1,613,611	1,671,370	1,596,241	1,589,980
Stockholders’ equity	255,136	249,870	281,364	278,127	275,118
Stockholders’ equity / assets	12.41%	12.08%	13.13%	13.45%	13.37%
Goodwill	61,525	61,525	61,525	61,525	61,568
Average Balances
Total assets	$2,047,139	$2,102,675	$2,080,502	$2,067,881	$2,056,111
Earning assets	1,849,715	1,903,714	1,879,393	1,861,186	1,843,881
Deposits and interest-bearing liabilities	1,774,312	1,800,036	1,781,710	1,772,812	1,762,663
Loans	1,481,995	1,462,312	1,456,807	1,440,839	1,419,987
Deposits	1,605,749	1,629,094	1,610,275	1,594,938	1,583,173
Stockholders’ equity	251,592	281,031	279,848	275,848	271,736
Stockholders’ equity / assets	12.29%	13.37%	13.45%	13.34%	13.22%
Per Common Share Data
Net Income:
Basic	$0.56	$0.39	$0.37	$0.37	$0.37
Diluted	0.54	0.38	0.37	0.36	0.36
Dividends	0.05	0.05	0.05	0.05	-
Market Value:
High	$18.06	$17.46	$17.76	$15.39	$15.51
Low	15.80	15.23	14.41	13.00	12.60
Close	17.26	17.12	16.86	14.59	13.14
Book Value	26.13	25.49	25.06	24.74	24.43
Shares outstanding, end of period (in thousands)	9,729	9,729	9,728	9,726	9,726
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.80%	3.75%	3.78%	3.83%	3.89%
Return on average assets	1.06%	0.75%	0.80%	0.78%	0.78%
Return on average equity	8.59%	5.61%	5.97%	5.85%	5.93%
Efficiency ratio (2)	65.07%	61.45%	62.62%	60.85%	62.12%
Effective tax rate	30.33%	30.12%	29.08%	28.75%	31.69%
Common dividend payout ratio (basic)	8.93%	12.82%	13.51%	13.51%	0.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2012	2nd Qtr 2012	1st Qtr 2012	4th Qtr 2011	3rd Qtr 2011
Loan Portfolio Composition
One to four family residential real estate	$210,053	$210,520	$202,132	$203,401	$189,669
Construction	31,428	22,923	36,362	31,552	35,203
Commercial real estate	792,351	775,526	790,168	775,992	766,459
Commercial	365,510	372,266	326,904	349,053	339,128
Consumer finance	16,785	17,127	17,647	18,887	19,701
Home equity and improvement	111,563	112,427	114,891	122,143	124,956
Total loans	1,527,690	1,510,789	1,488,104	1,501,028	1,475,116
Less:
Loans in process	14,831	9,439	13,430	13,243	13,709
Deferred loan origination fees	727	713	719	709	893
Allowance for loan loss	26,310	26,409	28,833	33,254	38,110
Net Loans	$1,485,822	$1,474,228	$1,445,122	$1,453,822	$1,422,404

Allowance for loan loss activity
Beginning allowance	$26,409	$28,833	$33,254	$38,110	$40,530
Provision for loan losses	705	4,097	3,503	4,099	3,097
Credit loss charge-offs:
One to four family residential real estate	217	584	738	666	647
Commercial real estate	780	5,448	4,496	6,738	2,622
Commercial	355	486	2666	1,423	2,533
Consumer finance	19	14	41	27	36
Home equity and improvement	203	254	211	251	290
Total charge-offs	1,574	6,786	8,152	9,105	6,128
Total recoveries	770	265	228	150	611
Net charge-offs (recoveries)	804	6,521	7,924	8,955	5,517
Ending allowance	$26,310	$26,409	$28,833	$33,254	$38,110

Credit Quality
Non-accrual loans	$37,803	$41,702	$45,351	$39,328	$48,297
Restructured loans, accruing	4,305	3,581	3,820	3,380	2,934
Total non-performing loans (1)	42,108	45,283	49,171	42,708	51,231
Real estate owned (REO)	2,843	3,538	3,408	3,628	5,805
Total non-performing assets (2)	$44,951	$48,821	$52,579	$46,336	$57,036
Net charge-offs	804	6,521	7,924	8,955	5,517

Allowance for loan losses / loans	1.74%	1.76%	1.96%	2.24%	2.61%
Allowance for loan losses / non-performing assets	58.53%	54.09%	54.84%	71.77%	66.82%
Allowance for loan losses / non-performing loans	62.48%	58.32%	58.64%	77.86%	74.39%
Non-performing assets / loans plus REO	2.97%	3.25%	3.56%	3.11%	3.89%
Non-performing assets / total assets	2.19%	2.36%	2.45%	2.24%	2.77%
Net charge-offs / average loans (annualized)	0.22%	1.78%	2.18%	2.49%	1.55%

Deposit Balances
Non-interest-bearing demand deposits	$271,305	$261,211	$265,716	$245,927	$239,594
Interest-bearing demand deposits and money market	636,510	628,760	665,889	609,057	607,965
Savings deposits	166,155	165,699	165,325	155,101	155,244
Retail time deposits less than $100,000	356,369	370,443	383,471	428,222	429,686
Retail time deposits greater than $100,000	176,725	180,594	183,420	147,298	143,477
National/Brokered time deposits	2,286	6,904	7,549	10,636	14,014
Total deposits	$1,609,350	$1,613,611	$1,671,370	$1,596,241	$1,589,980

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days and loans with known credit problems that are not contractually past due.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring

September 30, 2012
One to four family residential real estate	$210,053	$199,163	$2,181	$5,784	$2,925
Construction	31,428	31,428	-	-	-
Commercial real estate	792,351	764,435	1,749	24,991	1,176
Commercial	365,510	358,264	388	6,670	188
Consumer finance	16,785	16,653	117	15	-
Home equity and improvement	111,563	109,540	1,664	343	16
Total loans	$1,527,690	$1,479,483	$6,099	$37,803	$4,305

December 31, 2011
One to four family residential real estate	$203,401	$195,752	$2,120	$3,890	$1,639
Construction	31,552	31,552	-	-	-
Commercial real estate	775,992	742,868	3,441	28,150	1,533
Commercial	349,053	341,666	334	6,884	169
Consumer finance	18,887	18,713	164	10	-
Home equity and improvement	122,143	118,869	2,841	394	39
Total loans	$1,501,028	$1,449,420	$8,900	$39,328	$3,380

September 30, 2011
One to four family residential real estate	$189,669	$182,182	$2,287	$4,017	$1,183
Construction	35,203	35,143	-	60	-
Commercial real estate	766,459	727,706	2,229	35,268	1,256
Commercial	339,128	330,117	360	8,478	173
Consumer finance	19,701	19,511	170	20	-
Home equity and improvement	124,956	121,965	2,215	454	322
Total loans	$1,475,116	$1,416,624	$7,261	$48,297	$2,934

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